Exhibit 99.1

Surface Oncology Retains Worldwide Rights for its First-in-Class Antibody Targeting IL-27, SRF388

-	IL-27 is a key regulator of checkpoint protein expression

-	SRF388 believed to be the only anti-IL-27 targeted agent in late-preclinical development

-	Investigational New Drug (IND) submission for SRF388 expected in Q4 2019

CAMBRIDGE, Mass., Feb. 4, 2019 (GLOBE NEWSWIRE) — Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today announced the retention of worldwide rights for its novel antibody, SRF388, targeting IL-27. This program was previously subject to Surface’s collaboration with Novartis. IL-27 is a novel target in immuno-oncology, believed to play a significant and broad role in tumor-related immunosuppression via the regulation of checkpoint protein expression.

“SRF388 is an ideal program for Surface Oncology. We have conducted significant preclinical and translational work to understand IL-27’s role in specific tumor types and have a focused translational strategy as we advance this program into clinical development,” said Jeff Goater, chief executive officer of Surface Oncology. “We are pursuing an aggressive development timeline for SRF388, with an IND filing planned for the fourth quarter of this year.”

Based on the terms of the 2016 agreement with Novartis, IL-27 was one of a set of predefined targets for which Novartis had a right to purchase an option, subject to certain financial conditions. Novartis has elected to not purchase an option for SRF388 and as a result full rights remain with Surface Oncology.

Currently, Surface Oncology is conducting IND-enabling studies for both SRF388 and its wholly owned CD39 program, SRF617, and anticipates submission of both INDs in Q4 of 2019.

ABOUT SRF388

SRF388 is a fully human anti-IL-27 antibody. In preclinical studies, treatment with SRF388 was observed to block IL-27 signaling and its downstream immunosuppressive effects. Preclinical combination with a PD-1 inhibitor increased the production of key inflammatory cytokines. SRF388 also demonstrates preclinical anti-metastatic tumor activity.

Surface Oncology | 50 Hampshire Street, 8th Floor| Cambridge, MA 02139

ABOUT SURFACE ONCOLOGY

Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment with lead programs targeting CD73, CD39, IL-27 and CD47. Surface’s novel cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. The company has a pipeline of seven novel immunotherapies and a strategic collaboration with Novartis focused on up to two next-generation cancer immunotherapies. For more information, please visit www.surfaceoncology.com

Contacts:

Seth Lewis

slewis@surfaceoncology.com

617-655-5031

Ten Bridge Communications

Krystle Gibbs

krystle@tenbridgecommunications.com

508-479-6358

Cautionary Note Regarding Forward-Looking Statements:

Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions and the negative of those terms. These forward-looking statements are based on Surface Oncology’s management’s current beliefs and assumptions about future events and on information currently available to management.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Surface Oncology’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to Surface Oncology’s ability to successfully develop SRF388, SRF617 and its other product candidates through current and future milestones or regulatory filings on the anticipated timeline, if at all, the therapeutic potential of Surface Oncology’s product candidates, the risk that results from preclinical studies or early clinical trials may not be representative of larger clinical trials, the risk that Surface Oncology’s product candidates, including SRF388 and SRF617, will not be successfully developed or commercialized and the risks related to Surface Oncology’s dependence on third parties in connection with its manufacturing, clinical trials and preclinical studies. Additional risks and uncertainties that could affect Surface Oncology’s future results are included in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the period ending September 30, 2018, which is available on the Security and Exchange Commission’s website at www.sec.gov and Surface Oncology’s website at www.surfaceoncology.com.

Additional information on potential risks will be made available in other filings that Surface Oncology makes from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this press release are based on assumptions that Surface Oncology believes to be reasonable as of this date. Except as required by law, Surface Oncology assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.